UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 13, 2002 (December 12, 2002)
Date of Report (Date of Earliest Event Reported)

COMMISSION FILE NO. 0-22701

GEVITY HR, INC.
(exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	65-0735612 (I.R.S. Employer Identification No.)

600 301 Blvd West, Suite 202 Bradenton, FL (Address of principal executive offices)	34205 (Zip Code)

(941) 748-4540
(Registrant’s Telephone Number, Including Area Code):

STAFF LEASING, INC.
(Former name)

Item 5.   Other Events

     Gevity HR announced the employment of Robert Minkhorst as its Senior Vice President of Marketing and Sales effective December 12, 2002. Mr. Minkhorst has been providing consulting services to Gevity HR since October 2002. A press release disclosing his employment was released on December 12, 2002 and is filed as an Exhibit to this Current Report on Form 8-K.

     As an inducement to enter into employment, the Company granted to Mr. Minkhorst non-qualified stock options to purchase 250,000 shares of the Company’s common stock at the price per share at the close of trading on December 12, 2002. A copy of Mr. Minkhorst’s Employment Offer Letter and Change in Control Severance Agreement with the Company are filed as exhibits to this Current Report

Item 7.  Exhibits

     (c)    Exhibits.
No.	Description

99.1	Text of Press Release dated December 12, 2002.
99.2	Employment Offer Letter from Gevity HR to Robert Minkhorst dated December 9, 2002.
99.3	Change In Control Severance Agreement by and between Gevity HR and Robert Minkhorst dated December 12, 2002.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVITY HR, INC.

Dated: December 13, 2002	By:	/s/ GREGORY M. NICHOLS
Gregory M. Nichols Senior Vice President, Human Resources, Secretary and General Counsel